CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Equitable Financial Life Insurance Company of our report dated February 24, 2022 relating to the consolidated financial statements and financial statement schedules, which appears in Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 14, 2022